EXHIBIT 99.1

WisdomTree Announces Fourth Quarter and Year End 2015 Results

$0.15 diluted net income EPS for the quarter and $0.58 for the year

$17.7 billion total inflows for the year

Declares $0.08 quarterly dividend

New York, NY – (GlobeNewswire) – February 5, 2016 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $20.5 million or $0.15 diluted EPS in the fourth quarter. This compares to $9.6 million in the fourth quarter of last year and $23.3 million in the third quarter of 2015. For the year, net income was $80.1 million or $0.58 diluted EPS as compared to $61.1 million or $0.44 diluted EPS for 2014.

WisdomTree CEO and President Jonathan Steinberg said, “Our full year 2015 results demonstrate the dynamic growth and overall strength of our business and affirm the strength of our strategy. We achieved nearly $18 billion in inflows globally which drove significant year-over-year revenue growth and earnings for our investors.”

“Over the course of 2015 we expanded our core U.S. distribution capabilities; investing in our sales, technology and client-facing services and broadening our product set with the launch of 17 new funds in the U.S. across equity, fixed income and alternative strategies. Product strategy and investor-focused innovation remain WisdomTree’s core competency and competitive strength. We continue to build out our global ETF footprint with solid progress in Europe, Latin America and Japan.”

Mr. Steinberg concluded, “In challenging market conditions the benefit of the ETF structure becomes even more apparent. Against a backdrop of $125 billion in mutual fund outflows in 2015, the ETF industry enjoyed $232 billion in net inflows. A focus on transparency, fees and liquidity in investment markets worldwide will continue to fuel this unstoppable trend. WisdomTree has had the foresight and focus to establish strong positions in fast-growing product categories and ETF markets; and an efficient business model powering our continued investments. Despite outflows in the second half of the year, we are extremely well-positioned for continued long-term growth.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Dec. 31,	Sept. 30,	Dec. 31,	Sept. 30,	Dec. 31,
Operating Highlights	2015	2015	2014	2015	2014
U.S. listed ETFs ($, in billions):
AUM	$51.6	$53.0	$39.3	(2.7%)	31.5%
Net inflows/(outflows)	($2.6)	($0.7)	$4.5	n/a	n/a
Average AUM	$56.6	$59.6	$37.7	(5.0%)	50.2%
Average advisory fee	0.52%	0.53%	0.52%	-0.01	—
Market share of industry inflows	n/a	n/a	3.8%	n/a	n/a

European listed ETPs ($, in millions):
AUM	$773.9	$695.7	$181.2	11.2%	327.1%
Net inflows	$205.3	$253.3	$98.2	(18.9%)	109.03%
Average advisory fee	0.70%	0.70%	0.73%	—	-0.03

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$76.5	$80.8	$49.6	(5.3%)	54.2%
Pre-tax income	$35.7	$39.5	$16.7	(9.7%)	114.0%
Net income	$20.5	$23.3	$9.6	(11.8%)	113.4%
Diluted earnings per share	$0.15	$0.17	$0.07	$-0.02	$ +0.08
Pre-tax margin	46.7%	49.0%	33.6%	-2.3	+13.1

U.S. listed ETFs:
Gross margin[1] (non-GAAP)	85.6%	87.2%	82.5%	-1.6	+3.1
Pre-tax margin	52.1%	52.3%	37.8%	-0.2	+14.3

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

	Year Ended Dec. 31,
	2015	2014	Change
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$51.6	$39.3		31.5%
Net inflows	$16.9	$5.1		232.1%
Average AUM	$55.9	$35.3		58.4%
Average advisory fee	0.53%	0.52%		+0.01
Market share of industry inflows	7.3%	2.1%		+5.2

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$298.9	$183.8		62.7%
Pre-tax income	$137.2	$73.5		86.5%
Net income	$80.1	$61.1		31.1%
Diluted earnings per share	$0.58	$0.44	$	+0.14
Pre-tax margin	45.9%	40.0%		+5.9

U.S. listed ETFs:
Total revenues	$294.7	$182.9		61.1%
Pre-tax income	$146.3	$78.6		86.1%
Gross margin[2] (non-GAAP)	85.8%	81.5%		+4.3
Pre-tax margin	49.7%	43.0%		+6.7

[2]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On November 9, 2015, the Company announced the cross-listing of 3 additional ETFs on the Bolsa Mexicana de Valores: the WisdomTree Japan Hedged SmallCap Equity Fund (DXJS), the WisdomTree Europe Hedged SmallCap Equity Fund (EUSC) and the WisdomTree International Hedged Quality Dividend Growth Fund (IHDG)

•	On November 12, 2015, the Company announced the launch of the WisdomTree Global SmallCap Dividend Fund (GSD)

•	On November 19, 2015, the Company announced the launch of the WisdomTree Global Hedged SmallCap Dividend Fund (HGSD)

•	On December 21, 2015, the Company announced the launch of the WisdomTree Dynamic Long/Short U.S. Equity Fund (DYLS) and the WisdomTree Dynamic Bearish U.S. Equity Fund (DYB)

•	On December 30, 2015, the Company announced it was named Best Place to Work in Money Management by Pensions & Investments

•	On January 4, 2016, the Company announced it completed the acquisition of the GreenHaven Commodity Funds

•	On January 7, 2016, the Company announced the launch of the WisdomTree Dynamic Currency Hedged International Equity Fund (DDWM), the WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund (DDLS), the WisdomTree Dynamic Currency Hedged Europe Equity Fund (DDEZ) and the WisdomTree Dynamic Currency Hedged Japan Equity Fund (DDJP)

•	WisdomTree Europe:

•	Launched Multiple Currency Hedged Share Classes of Flagship Global Funds: HEDJ and DXJ on November 4, 2015

•	Celebrated 1st Anniversary of European UCITS ETF Platform Launch in the UK on November 25, 2015 and in Italy on January 20, 2016

•	Announced continued growth in Europe Equity UCITS ETF (HEDJ) on January 22, 2016

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) were $51.6 billion at December 31, 2015, up 31.5% for the year primarily due to a record $16.9 billion of net inflows. U.S. listed AUM was down 2.7% from September 30, 2015 primarily due to net outflows in the fourth quarter.

European listed AUM was $773.9 million at December 31, 2015, up 327.1% for the year primarily due to $827.4 million of net inflows. European listed AUM was up 11.2% from September 30, 2015 primarily due to $205.3 million of net inflows during the fourth quarter.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 94% of the $51.1 billion invested in our ETFs and 66% (43 of 65) of our ETFs outperformed their comparable Morningstar average since inception as of December 31, 2015.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Fourth Quarter Financial Discussion

Revenues

Total revenues increased 54.2% from the fourth quarter of 2014 to $76.5 million primarily due to higher average AUM from strong inflows. Revenues from our European listed ETPs increased to $1.5 million from $0.4 million in the fourth quarter of 2014 primarily due to higher inflows for the Boost branded ETPs. Our average U.S. advisory fee remained at 0.52%.

Total revenues declined 5.3% from the third quarter of 2015 primarily due to net outflows in the quarter. Our average U.S. advisory fee declined to 0.52% due to the outflows in our higher fee ETFs.

Margins

Gross margin for our U.S. listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 85.6% in the fourth quarter of 2015 as compared to 82.5% in the fourth quarter of 2014. The increase was primarily due to higher average AUM. Gross margins declined from 87.2% in the third quarter of 2015 due to higher fees to our third party marketers.

Pre-tax margin increased to 46.7% in the fourth quarter of 2015 as compared to 33.6% in the fourth quarter of 2014 due to higher revenues. Pretax margins declined from 49.0% in the third quarter of 2015 due to lower revenues. Pre-tax margin for our U.S. listed ETFs increased to 52.1% in the fourth quarter of 2015 as compared to 37.8% in the fourth quarter of 2014 and was roughly flat with the third quarter of 2015 for the reasons described above.

Expenses

Total expenses increased 23.9% from the fourth quarter of 2014 primarily due to higher fund related costs, compensation and buyout obligation for our European ETP business. Total expenses declined 1.0% compared to the third quarter of 2015 primarily due to lower compensation.

•	Compensation and benefits expense increased 10.3% from the fourth quarter of 2014 to $15.6 million due to higher headcount related expenses to support our growth. Included in the quarter was $1.2 million in compensation costs for employees associated with our European listed ETPs. Our headcount was 137 in the U.S. and 177 globally at the end of 2015. This expense declined 19.9% compared to the third quarter of 2015 due to lower accrued incentive compensation to reflect our performance for the full year.

•	Fund management and administration expense increased 21.9% from the fourth quarter of 2014 due to costs associated with higher average AUM. This expense increased 3.5% compared to the third quarter of 2015 as declining costs associated with lower average AUM were partly offset by higher printing and transaction fees. We had 86 U.S. listed ETFs and 83 European listed ETPs at the end of 2015.

•	Marketing and advertising expense increased 7.8% from the fourth quarter of 2014 to $3.1 million primarily due to higher levels of advertising related activities to support our growth. This expense decreased 13.4 % from the third quarter of 2015 due to lower levels of advertising related activities.

•	Sales and business development expense increased 45.0% from the fourth quarter of 2014 and 13.8% from the third quarter of 2015 to $2.8 million primarily due to higher spending for sales and product development related initiatives.

•	Professional and consulting fees decreased 5.1% from the fourth quarter of 2014 as lower fees for strategic consulting services were partly offset by higher recruiting fees as part of our sales force expansion plan. This expense increased 54.8% from the third quarter of 2015 primarily due to recruiting fees and other corporate consulting related expenses.

•	Occupancy, communications and equipment expense increased 33.1% from the fourth quarter of 2014 to $1.3 million primarily due to technology equipment initiatives and higher property taxes. This expense was relatively unchanged compared to the third quarter of 2015.

•	Depreciation and amortization expense increased 40.3% from the fourth quarter of 2014 and 22.5% from the third quarter of 2015 primarily due to amortization of leasehold improvements to our office space.

•	Third-party sharing arrangements expense increased to $1.2 million in the fourth quarter from $0.3 million in the fourth quarter of 2014 and $0.5 million from the third quarter of 2015 due to higher fees to our third party marketing agent in Latin America.

•	Acquisition contingent payment increased to $1.5 million in the fourth quarter of 2015. This expense represents the change in the fair value of the buyout obligation we have to the former shareholders of our European ETP business, which we acquired in April 2014. The buyout obligation is based on a formula that takes into account the AUM in the business, its profitability levels and the trading multiple of WETF.

•	Other expenses increased 65.6% from the fourth quarter of 2014 and 12.5% from the third quarter of 2015 to $1.8 million in the fourth quarter of 2015 due to higher general and administrative expenses.

•	Income tax expense was $15.2 million for the fourth quarter of 2015. The effective tax rate on our U.S. listed ETF business was 38.9% and our overall effective tax rate was 42.5% due to the non-deductibility of losses in our European ETP business. These losses may be recognized in the future after the European business is profitable.

Balance Sheet

As of December 31, 2015, the Company had total assets of $292.7 million which consisted primarily of cash and cash equivalents of $210.1 million and investments of $23.7 million. There were approximately 136.8 million shares of common stock outstanding as of December 31, 2015. Fully diluted weighted average shares outstanding were 138.2 million for the fourth quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on March 2, 2016 to stockholders of record as of the close of business on February 17, 2016.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, February 5, 2016 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	timing of payment of our cash income taxes;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging global market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	We derive a substantial portion of our revenue from a limited number of products – in particular two funds, the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the AUM of those funds.

•	Most of our AUM are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from international hedged equity ETFs and are exposed to the market-specific political and economic risks, as well as general investor sentiment regarding monetary policy of those markets.

•	We derive a substantial portion of our revenue from products invested in securities of Japanese and European companies and are exposed to the market-specific political and economic risks, as well as general investor sentiment regarding future growth of those markets and currency fluctuations.

•	We derive a significant portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $46.5 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Contact Information

Investor Relations:

Stuart Bell

+1.917.267.3702

sbell@wisdomtree.com

Media Relations:

Jessica Zaloom / Melissa Chiles

+1.917.267.3735 / +1.917.267.3797

jzaloom@wisdomtree.com / mchiles@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,	%
	2015	2015	2014	2015	2014	2015	2014	Change
Revenues:
Advisory fees	$76,235	$80,520	$49,327	-5.3%	54.6%	$297,944	$182,816	63.0%
Other income	254	233	273	9.0%	-7.0%	998	946	5.5%

Total revenues	76,489	80,753	49,600	-5.3%	54.2%	298,942	183,762	62.7%
Expenses:
Compensation and benefits	15,551	19,407	14,099	-19.9%	10.3%	73,228	40,995	78.6%
Fund management and administration	10,887	10,519	8,932	3.5%	21.9%	42,782	34,383	24.4%
Marketing and advertising	3,094	3,573	2,869	-13.4%	7.8%	13,371	11,514	16.1%
Sales and business development	2,775	2,438	1,914	13.8%	45.0%	9,189	6,221	47.7%
Professional and consulting fees	2,430	1,570	2,560	54.8%	-5.1%	7,067	7,578	-6.7%
Occupancy, communications and equipment	1,255	1,183	943	6.1%	33.1%	4,299	3,578	20.2%
Depreciation and amortization	310	253	221	22.5%	40.3%	1,006	821	22.5%
Third party sharing arrangements	1,178	485	282	142.9%	317.7%	2,443	594	311.3%
Acquisition contingent payment	1,492	172	—	767.4%	n/a	2,185	—	n/a
Other	1,823	1,620	1,101	12.5%	65.6%	6,187	4,530	36.6%

Total expenses	40,795	41,220	32,921	-1.0%	23.9%	161,757	110,214	46.8%

Income before taxes	35,694	39,533	16,679	-9.7%	114.0%	137,185	73,548	86.5%
Income tax expense	15,164	16,245	7,057	—	—	57,133	12,497	—

Net income	$20,530	$23,288	$9,622	-11.8%	113.4%	$80,052	$61,051	31.1%

Income before taxes per share - basic	$0.26	$0.29	$0.13			$1.01	$0.56
Income before taxes per share - diluted	$0.26	$0.29	$0.12			$0.99	$0.53
Net income per share - basic	$0.15	$0.17	$0.07			$0.59	$0.46
Net income per share - diluted	$0.15	$0.17	$0.07			$0.58	$0.44
Weighted average common shares - basic	136,772	136,582	132,816			135,841	131,770
Weighted average common shares - diluted	138,224	138,181	138,787			137,934	138,551

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

NON-GAAP SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	U.S.	European
	Listed	Listed		U.S. Listed Business
	Business	Business	Total				% Change From
	Q4/15	Q4/15	Q4/15	Q4/15	Q3/15	Q4/14	Q3/15	Q4/14
Revenues
Advisory fees	$74,791	$1,444	$76,235	$74,791	$79,242	$48,966	-5.6%	52.7%
Other income	229	25	254	229	230	243	-0.4%	-5.8%

Total revenues	75,020	1,469	76,489	75,020	79,472	49,209	-5.6%	52.5%
Expenses
Compensation and benefits	14,302	1,249	15,551	14,302	17,915	13,127	-20.2%	9.0%
Fund management and administration	9,647	1,240	10,887	9,647	9,666	8,334	-0.2%	15.8%
Marketing and advertising	2,757	337	3,094	2,757	3,156	2,696	-12.6%	2.3%
Sales and business development	2,708	67	2,775	2,708	2,419	1,620	11.9%	67.2%
Professional and consulting fees	2,228	202	2,430	2,228	1,414	2,456	57.6%	-9.3%
Occupancy, communications and equipment	1,141	114	1,255	1,141	1,079	850	5.7%	34.2%
Depreciation and amortization	305	5	310	305	249	219	22.5%	39.3%
Third party sharing arrangements	1,178	—	1,178	1,178	485	282	142.9%	317.7%
Acquisition contingent payment	—	1,492	1,492	—	—	—	n/a	n/a
Other	1,691	132	1,823	1,691	1,517	1,007	11.5%	67.9%

Total expenses	35,957	4,838	40,795	35,957	37,900	30,591	-5.1%	17.5%

Income/(loss) before taxes	39,063	(3,369)	35,694	39,063	41,572	18,618	-6.0%	109.8%
Income tax expense/(benefit)	15,206	(42)	15,164	15,206	16,263	7,131	-6.5%	n/a

Net income/(loss)	$23,857	$(3,327)	$20,530	$23,857	$25,309	$11,487	-5.7%	107.7%

Pretax margin	52.1%		46.7%
Gross margin	85.6%		84.2%

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$210,070	$165,284
Accounts receivable	27,576	18,176
Other current assets	2,899	1,708

Total current assets	240,545	185,168
Fixed assets, net	11,974	10,356
Investments	23,689	13,990
Deferred tax asset, net	14,071	9,490
Goodwill	1,676	1,676
Other noncurrent assets	738	71

Total assets	$292,693	$220,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$12,971	$9,983
Compensation and benefits payable	28,060	14,333
Accounts payable and other liabilities	8,063	5,115

Total current liabilities	49,094	29,431
Other noncurrent liabilities:
Acquisition payable	3,942	1,757
Deferred rent payable	5,155	5,278

Total liabilities	58,191	36,466

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized: issued: 138,415 and 134,959; outstanding: 136,794 and 133,445;	1,384	1,350
Additional paid-in capital	257,960	209,216
Accumulated other comprehensive loss	(126)	(53)
Accumulated deficit	(24,716)	(26,228)

Total stockholders’ equity	234,502	184,285

Total liabilities and stockholders’ equity	$292,693	$220,751

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2015	2014
Cash flows from operating activities:
Net income	$80,052	$61,051
Non-cash items included in net income:
Income tax expense	53,018	12,403
Depreciation and amortization	1,006	821
Stock-based compensation	10,900	8,137
Deferred rent	(83)	1,572
Accretion to interest income and other	4	(72)
Changes in operating assets and liabilities:
Accounts receivable	(9,321)	(369)
Other assets	(1,864)	99
Deferred acquisition contingent payment	2,185	—
Fund management and administration payable	2,978	(445)
Compensation and benefits payable	13,286	(186)
Accounts payable and other liabilities	2,950	(381)

Net cash provided by operating activities	155,111	82,630

Cash flows from investing activities:
Purchase of fixed assets	(2,616)	(4,894)
Purchase of investments	(14,467)	(3,225)
Cash acquired on acquisition	—	1,349
Proceeds from the redemption of investments	4,764	939

Net cash used in investing activities	(12,319)	(5,831)

Cash flows from financing activities:
Dividends paid	(78,540)	(10,785)
Shares repurchased	(24,116)	(6,531)
Proceeds from exercise of stock options	4,520	1,544

Net cash used in financing activities	(98,136)	(15,772)

Increase/(decrease) in cash flows due to changes in foreign exchange rate	130	(59)

Net increase in cash and cash equivalents	44,786	60,968
Cash and cash equivalents - beginning of period	165,284	104,316

Cash and cash equivalents - end of period	$210,070	$165,284

Supplemental disclosure of cash flow information:
Cash paid for taxes	$1,262	$66

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
U.S. LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	53,047	61,299	35,823	39,281	34,884
Inflows/(outflows)	(2,601)	(661)	4,496	16,856	5,075
Market appreciation/(depreciation)	1,193	(7,591)	(1,038)	(4,498)	(678)

End of period assets	51,639	53,047	39,281	51,639	39,281

Average assets during the period	56,603	59,572	37,680	55,930	35,308
Revenue Days	92	92	92	365	365
ETF Industry and Market Share (in billions)
ETF industry net inflows	91.4	43.2	119.7	231.5	240.7
WisdomTree market share of industry inflows	n/a	n/a	3.8%	7.3%	2.1%
International Hedged Equity ETFs (in millions)
Beginning of period assets	34,608	39,222	13,971	17,760	13,348
Inflows/(outflows)	(1,997)	751	4,580	18,277	4,865
Market appreciation/(depreciation)	700	(5,365)	(791)	(2,726)	(453)

End of period assets	33,311	34,608	17,760	33,311	17,760

Average assets during the period	37,577	39,061	15,637	34,936	13,383
U.S. Equity ETFs (in millions)
Beginning of period assets	8,247	9,245	7,939	9,390	7,181
Inflows/(outflows)	(14)	(259)	968	(299)	1,462
Market appreciation/(depreciation)	370	(739)	483	(488)	747

End of period assets	8,603	8,247	9,390	8,603	9,390

Average assets during the period	8,733	8,876	8,833	9,261	7,949
International Developed Equity ETFs (in millions)
Beginning of period assets	4,394	4,829	4,494	3,988	3,864
Inflows/(outflows)	(56)	21	(305)	650	573
Market appreciation/(depreciation)	187	(456)	(201)	(113)	(449)

End of period assets	4,525	4,394	3,988	4,525	3,988

Average assets during the period	4,592	4,714	4,170	4,552	4,667
Emerging Markets Equity ETFs (in millions)
Beginning of period assets	4,288	6,244	7,495	6,187	7,448
Outflows	(418)	(1,013)	(836)	(1,346)	(810)
Market depreciation	(45)	(943)	(472)	(1,016)	(451)

End of period assets	3,825	4,288	6,187	3,825	6,187

Average assets during the period	4,264	5,253	7,092	5,500	7,208
Fixed Income ETFs (in millions)
Beginning of period assets	794	956	1,379	1,152	1,906
Inflows/(outflows)	9	(85)	(164)	(219)	(680)
Market depreciation	(4)	(77)	(63)	(134)	(74)

End of period assets	799	794	1,152	799	1,152

Average assets during the period	810	884	1,294	910	1,465
Currency ETFs (in millions)
Beginning of period assets	505	573	362	599	979
Inflows/(outflows)	(121)	(63)	232	(221)	(373)
Market appreciation/(depreciation)	(16)	(5)	5	(10)	(7)

End of period assets	368	505	599	368	599

Average assets during the period	420	562	456	551	465
Alternative Strategy ETFs (in millions)
Beginning of period assets	211	230	183	205	158
Inflows/(outflows)	(4)	(13)	21	14	38
Market appreciation/(depreciation)	1	(6)	1	(11)	9

End of period assets	208	211	205	208	205

Average assets during the period	207	222	198	220	171

	Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Average ETF assets during the period
International hedged equity ETFs	66%	66%	42%	62%	38%
U.S. equity ETFs	15%	15%	23%	17%	23%
Emerging markets equity ETFs	8%	9%	19%	10%	20%
International developed equity ETFs	8%	8%	11%	8%	13%
Fixed income ETFs	2%	1%	3%	2%	4%
Currency ETFs	1%	1%	1%	1%	1%
Alternative strategy ETFs	0%	0%	1%	0%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	94%	0.95%	0.95%	0.95%	0.95%
Emerging markets equity ETFs	71%	0.72%	0.70%	0.71%	0.68%
International developed equity ETFs	56%	0.56%	0.56%	0.56%	0.56%
International hedged equity ETFs	54%	0.54%	0.51%	0.54%	0.50%
Fixed income ETFs	51%	0.51%	0.53%	0.52%	0.54%
Currency ETFs	50%	0.50%	0.49%	0.50%	0.49%
U.S. equity ETFs	35%	0.35%	0.35%	0.35%	0.35%

Blended total	52%	0.53%	0.52%	0.53%	0.52%

Number of ETFs - end of the period
International developed equity ETFs	20	18	17	20	17
International hedged equity ETFs	19	17	12	19	12
U.S. equity ETFs	15	15	13	15	13
Fixed income ETFs	13	13	12	13	12
Emerging markets equity ETFs	9	8	8	9	8
Currency ETFs	6	6	6	6	6
Alternative strategy ETFs	4	2	2	4	2

Total	86	79	70	86	70

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	431,259	384,089	123,210	165,018	96,817
Inflows	153,023	191,044	82,175	539,780	119,084
Market depreciation	(146,348)	(143,874)	(40,367)	(266,864)	(50,883)

End of period assets	437,934	431,259	165,018	437,934	165,018

Average ETP advisory fee during the period	0.85%	0.83%	0.78%	0.83%	0.79%
Number of ETPs - end of the period	64	62	50	64	50
Total UCITS ETFs (in thousands)
Beginning of period assets****	264,452	228,588	—	16,179	—
Inflows	52,271	62,217	16,036	287,573	16,036
Market appreciation/(depreciation)	19,215	(26,353)	143	32,186	143

End of period assets	335,938	264,452	16,179	335,938	16,179

Average ETP advisory fee during the period	0.45%	0.45%	0.38%	0.46%	0.38%
Number of ETPs - end of the period	19	12	6	19	6
U.S. headcount	137	128	101	137	101
Non-U.S. headcount	40	34	23	40	23

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

****	UCITS first launched October 24, 2014

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include gross margin, gross margin percentage and our operating results for our U.S. and European listed ETF businesses. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues. We disclose the results of our U.S. listed ETF business to allow investors to better compare our results to the prior year as in April 2014, we acquired Boost ETP, a UK based ETP sponsor.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			For the Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2014	2015	2014
GAAP total revenue	$76,489	$80,753	$49,600	$298,942	$183,762
Fund management and administration	(10,887)	(10,519)	(8,932)	(42,782)	(34,383)
Third party sharing arrangements	(1,178)	(485)	(282)	(2,443)	(594)

Gross margin	$64,424	$69,749	$40,386	$253,717	$148,785

Gross margin percentage	84.2%	86.4%	81.4%	84.9%	81.0%

U.S. listed ETFs:
GAAP total revenue	$75,020	$79,472	$49,209	$294,719	$182,947
Fund management and administration	(9,647)	(9,666)	(8,334)	(39,508)	(33,266)
Third party sharing arrangements	(1,178)	(485)	(282)	(2,443)	(594)

Gross margin	$64,195	$69,321	$40,593	$252,768	$149,087

Gross margin percentage	85.6%	87.2%	82.5%	85.8%	81.5%